Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Outlook Therapeutics, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-211362, 333-216081, 333-223064, 333-229685,  333-234024, 333-236471, 333-238318, and 333-254777) on Form S-8, (Nos. 333-222387, 333-223063, 333-231922 and 333-254778) on Form S-3 and (Nos. 333-209011, 333-212351, 333-216080, 333-216610, 333-229761 and 333-237607) on Form S-1 of Outlook Therapeutics, Inc. of our report dated December 22, 2021, with respect to the consolidated balance sheets of Outlook Therapeutics, Inc. as of September 30, 2021 and 2020, and the related consolidated statements of operations, convertible preferred stock and stockholders’ equity (deficit), and cash flows for the years then ended and related notes (collectively, the consolidated financial statements), which report appears in the September 30, 2021 annual report on Form 10-K of Outlook Therapeutics, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

December 23, 2021